EXHIBIT 23.2
                                                                   ------------



                               CONSENT OF EXPERT

          Reference is made to the Annual Report on Form 40-F (the "40-F") of Ivanhoe Mines Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          We hereby consent to the use of and reference to our name and the Oyu Tolgoi Technical Report dated March 2008 (the "Technical Report") and the inclusion of information derived from the Technical Report under the heading "Item 3: Description of the Business - Oyu Tolgoi Copper and Gold Project, Mongolia" and the use of and reference to our name in "Item 11: Interest of Experts" in the Company's Annual Information Form for the year ended December 31, 2007 dated March 28, 2008 and in the 40-F.


Sincerely,

GRD Minproc Limited


/s/ Peter Bryant
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Name:   Peter Bryant
Title:  Director

Date:  March 28, 2008